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                                    Exhibit 4
                             Joint Filing Agreement




                  The  undersigned  agree that the foregoing  Amendment No. 4 to
Schedule 13D, dated June 17, 1998, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  June 17, 1998

                                                   /s/ Thomas W. Smith
                                                  ----------------------
                                                       Thomas W. Smith


                                                /s/ Thomas N. Tryforos
                                                  ----------------------
                                                    Thomas N. Tryforos